Exhibit 99.1

Genpact Reports Results for the Third Quarter of 2015

Revenues of $617.8 Million, Up 5% (~7% on a constant currency basis)

Global Client BPO Revenues of $396 Million, Up 10% (~14% on a constant currency basis)

Adjusted Income from Operations of $97.1 Million, Up 10%

Adjusted Diluted EPS of $0.35, Up 36%

NEW YORK, November 4, 2015 — Genpact Limited (NYSE: G), the architect of the Lean DigitalSM enterprise, today announced financial results for the third quarter ended September 30, 2015.

Key Financial Results – Third Quarter 2015

•	Total revenue was $617.8 million, up 5% year over year (up ~7% on a constant currency basis).

•	Income from operations was $87.3 million, up 20% year over year.

•	Adjusted income from operations was $97.1 million, up 10% year over year, with a margin of 15.7%.

•	Diluted earnings per share were $0.31, up 48% year over year, and adjusted diluted earnings per share were $0.35, up 36% year over year.

•	Genpact repurchased approximately 3.5 million of its common shares for a total of $78 million under its $250 million share repurchase program. As of September 30, Genpact has repurchased approximately 7.1 million of its common shares in 2015 for a total of $159 million.

“Genpact delivered another solid quarter, driven by continued strong growth within our core Global Client BPO business,”said N.V. “Tiger” Tyagarajan, Genpact’s president and CEO. “Our investments in client-facing teams and solutions that bring together domain depth with process, technology and analytics are resonating in the marketplace. We signed three new large deals during the quarter, bringing the total for the year to seven. We continue to invest in digital capabilities that together with our heritage in Lean principles and deep process and domain expertise, unleash the full power of digital through the middle and back office.”

Revenue Details – Third Quarter 2015

•	Revenue from Global Clients was $503 million, up 7% year over year (up ~10% on a constant currency basis), representing approximately 81% of total revenues.

•	Revenue from GE was $115 million, down 2% year over year, representing approximately 19% of total revenues.

•	Total BPO revenue was $484 million, up 8% year over year, representing approximately 78% of total revenues.

•	Global Client BPO revenue was $396 million, up 10% year over year (up ~14% on a constant currency basis).

•	GE BPO revenue was $88 million, unchanged from the third quarter of 2014.

•	Total IT revenue was $134 million, down 5% year over year, representing approximately 22% of total revenues.

•	Global Client IT revenue was $108 million, down 4% year over year.

•	GE IT revenue was $27 million, down 9% year over year.

•	Annualized revenue per employee for the quarter was $36,600, up from $36,200 in the third quarter of 2014.

Cash Flow from Operations

•	Cash from operations was $139 million in the third quarter of 2015, up 62% from $86 million in the third quarter of 2014.

Client Relationships as of September 30, 2015

•	For the 12-month period ended September 30, 2015, the number of client relationships generating annual revenue over $5 million increased to 103 from 88 as of September 30, 2014. This includes client relationships with more than $15 million in annual revenue increasing to 34 from 30, and client relationships with more than $25 million in annual revenue increasing to 16 from 15.

Employee Statistics as of September 30, 2015

•	Genpact had approximately 70,800 employees worldwide, up from approximately 67,500 as of September 30, 2014.

•	Genpact’s employee attrition rate for the quarter was approximately 29%, measured from the first day of employment, compared to 27% for the same period in 2014.

2015 Outlook

Genpact currently expects:

•	Total revenues of approximately $2.46 billion (representing year-over-year growth of ~10% on a constant currency basis) compared to the prior range of $2.46 billion to $2.50 billion. The full-year revenue outlook now assumes an additional $16 million of adverse effects from foreign currency (at current exchange rates) compared to the outlook given at the beginning of the year.

•	Adjusted income from operations margin to be in the range of 15.1% to 15.3%, compared to the prior range of 15.0% to 15.2%.

Conference Call to Discuss Financial Results

Genpact’s management will host an hour-long conference call beginning at 4:30 p.m. ET on November 4, 2015 to discuss the company’s performance for the third quarter of 2015. To participate, callers can dial +1 (866) 515-2913 from within the U.S. or +1 (617) 399-5127 from any other country. Thereafter, callers will be prompted to enter the participant code, 72969324.

A live webcast of the call including slides with our comments will also be made available on the Genpact Investor Relations website at http://investors.genpact.com. For those who cannot participate in the call, a replay and podcast will be available on the Genpact website after the end of the call. A transcript of the call as well as the presentation slides will also be made available on the website.

About Genpact

Genpact (NYSE: G) stands for “generating business impact.” We architect the Lean DigitalSM enterprise through a unique approach based on our patented Smart Enterprise Processes (SEPSM) framework that reimagines our clients’ middle and back offices to generate growth, cost efficiency, and business agility. Our hundreds of long-term clients include more than one-fourth of the Fortune Global 500. We have grown to over 70,000 people in 25 countries, with key management and a corporate office in New York City. We believe we are able to generate impact quickly and power Intelligent OperationsSM for our clients because of our business domain expertise and experience running complex operations, driving our unbiased focus on what works and making technology-enabled transformation sustainable. Behind our passion for technology, process, and operational excellence is the heritage of a former General Electric division that has served GE businesses since 1997. For additional information, visit www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties and other factors include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in tax rates and tax legislation, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management’s current analysis of future events and should not be relied upon as representing management’s expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contact

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Gail Marold +1 (919) 345-3899 gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31, 2014	As of September 30, 2015
Assets
Current assets
Cash and cash equivalents	$461,788	$467,504
Accounts receivable, net	525,754	549,438
Deferred tax assets	45,486	35,529
Prepaid expenses and other current assets	155,480	183,048

Total current assets	$1,188,508	$1,235,519
Property, plant and equipment, net	175,936	163,848
Deferred tax assets	59,135	75,587
Investment in equity affiliates	494	5,747
Intangible assets, net	114,544	102,933
Goodwill	1,057,214	1,042,539
Other assets	146,706	162,832

Total assets	$2,742,537	$2,789,005

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31, 2014	As of September 30, 2015
Liabilities and equity
Current liabilities
Short-term borrowings	$135,000	$21,500
Current portion of long-term debt	4,288	39,122
Accounts payable	15,544	15,288
Income taxes payable	13,586	71,852
Deferred tax liabilities	1,239	1,394
Accrued expenses and other current liabilities	452,457	436,825

Total current liabilities	$622,114	$585,981
Long-term debt, less current portion	649,314	747,118
Deferred tax liabilities	6,671	6,266
Other liabilities	179,302	168,289

Total liabilities	$1,457,401	$1,507,654

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 218,684,205 and 213,612,787 issued and outstanding as of December 31, 2014 and September 30, 2015, respectively	2,184	2,133
Additional paid-in capital	1,296,730	1,322,959
Retained earnings	398,706	415,003
Accumulated other comprehensive income (loss)	(412,484)	(458,744)

Genpact Limited shareholders’ equity	$1,285,136	$1,281,351
Non-controlling interest	—	—

Total equity	$1,285,136	$1,281,351

Total liabilities and equity	$2,742,537	$2,789,005

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended September 30,		Nine months ended September 30,
	2014	2015	2014	2015
Net revenues
Net revenues from services	$588,107	$617,831	$1,677,908	$1,814,516

Cost of revenue
Services	354,475	375,830	1,018,889	1,099,610

Gross profit	$233,632	$242,001	$659,019	$714,906
Operating expenses:
Selling, general and administrative expenses	153,148	144,723	418,361	442,701
Amortization of acquired intangible assets	7,989	7,219	20,617	21,875
Other operating (income) expense, net	(372)	2,716	(3,124)	(416)

Income from operations	$72,867	$87,343	$223,165	$250,746
Foreign exchange (gains) losses, net	4,671	(4,210)	12,093	(4,098)
Other income (expense), net	(6,439)	(1,868)	(19,477)	(26,976)

Income before equity-method investment activity, net and income tax expense	$61,757	$89,685	$191,595	$227,868
Loss (gain) on equity-method investment activity, net	(33)	3,432	(87)	7,995

Income before income tax expense	$61,790	$86,253	$191,682	$219,873
Income tax expense	15,124	18,203	45,263	44,469

Net income	$46,666	$68,050	$146,419	$175,404
Net income attributable to non-controlling interest	13	—	169	—

Net income attributable to Genpact Limited shareholders	$46,653	$68,050	$146,250	$175,404

Net income available to Genpact Limited common shareholders	$46,653	$68,050	$146,250	$175,404
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.22	$0.32	$0.66	$0.80
Diluted	$0.21	$0.31	$0.65	$0.80
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	216,472,908	215,311,322	222,036,262	217,909,722
Diluted	220,535,530	217,595,704	226,440,350	220,301,712

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine months ended September 30,
	2014	2015
Operating activities
Net income attributable to Genpact Limited shareholders	$146,250	$175,404
Net income attributable to non-controlling interest	169	—

Net income	$146,419	$175,404

Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	37,784	40,185
Amortization of debt issuance costs (including loss on extinguishment of debt)	2,425	13,154
Amortization of acquired intangible assets	20,617	21,875
Charge on intangible assets	—	10,714
Reserve for doubtful receivables	2,322	1,493
Unrealized (gain) loss on revaluation of foreign currency asset/liability	4,873	(6,320)
Equity-method investment activity, net	(87)	7,995
Stock-based compensation expense	20,153	17,509
Deferred income taxes	(6,583)	(15,958)
Others, net	1,133	(275)
Change in operating assets and liabilities:
Increase in accounts receivable	(24,328)	(34,282)
Increase in prepaid expenses and other current assets and other assets	(65,973)	(46,157)
Increases (decrease) in accounts payable	(5,563)	1,255
Increase in accrued expenses and other current liabilities and other liabilities	5,125	6,952
Increase in income taxes payable	40,486	60,036

Net cash provided by operating activities	$178,803	$253,580

Investing activities
Purchase of property, plant and equipment	(48,192)	(44,880)
Proceeds from sale of property, plant and equipment	550	1,353
Investment in equity affiliates	—	(13,520)
Short term deposits placed	(25,000)	—
Payment for business acquisitions, net of cash acquired	(123,701)	(21,363)

Net cash used for investing activities	$(196,343)	$(78,410)

Financing activities
Repayment of capital lease obligations	(1,525)	(1,645)
Payment of debt issuance and refinancing costs	—	(6,584)
Proceeds from long-term debt	—	800,000
Repayment of long-term debt	(5,062)	(674,875)
Proceeds from short-term borrowings	195,000	1,451,500
Repayment of short-term borrowings	(30,000)	(1,565,000)
Proceeds from issuance of common shares under stock-based compensation plans	11,866	10,040
Payment for net settlement of stock-based awards	(15,174)	(6,826)
Payment of earn-out consideration	(1,088)	(230)
Distribution to non-controlling interest	(1,487)	—
Payment for stock purchased and retired	(302,625)	(159,036)
Payment for expenses related to stock purchase	(2,543)	(142)

Net cash used for financing activities	$(152,638)	$(152,798)

Effect of exchange rate changes	(1,899)	(16,656)
Net increase (decrease) in cash and cash equivalents	(170,178)	22,372
Cash and cash equivalents at the beginning of the period	571,276	461,788

Cash and cash equivalents at the end of the period	$399,199	$467,504

Supplementary information
Cash paid during the period for interest	$20,152	$17,304
Cash paid during the period for income taxes	$64,176	$38,735
Property, plant and equipment acquired under capital lease obligation	$1,840	$1,362

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures:

•	Adjusted income from operations;

•	Adjusted net income attributable to shareholders of Genpact Limited, or adjusted net income; and

•	Adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles at the company’s formation in 2004 for its internal management reporting, budgeting and decision making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and amortization of acquired intangibles thereof, since July 2012 Genpact’s management uses financial statements that exclude all acquisition related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision making purposes, including comparing Genpact’s operating results to that of its competitors. Acquisition-related expenses are excluded in the period in which an acquisition is consummated.

Additionally, Genpact’s management uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. Genpact also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons, including, without limitation, its inability to predict its stock-based compensation expense under ASC 718, the amortization of intangibles associated with further acquisitions and acquisition-related expenses. Accordingly, Genpact believes that the presentation of adjusted income from operations and adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted net income versus income from operations and net income calculated in accordance with GAAP is that these non-GAAP financial measures exclude a recurring cost, namely stock-based compensation. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted net income.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three and nine months ended September 30, 2014 and 2015:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2014	2015	2014	2015
Income from operations per GAAP	$72,867	$87,343	$223,165	$250,746
Add: Stock-based compensation	8,274	6,195	20,153	17,509
Add: Amortization of acquired intangible assets	6,386	6,015	15,886	18,247
Add: Acquisition-related expenses	—	—	1,977	798
Add: Other income, net, excluding net interest	950	999	1,336	2,268
Add/Less: Gain (loss) on equity-method investment activity, net	33	(3,432)	87	(7,995)
Less: Net income attributable to non-controlling interest	(13)	—	(169)	—

Adjusted income from operations	$88,497	$97,120	$262,435	$281,573

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2014	2015	2014	2015
Net income attributable to Genpact Limited shareholders per GAAP	$46,653	$68,050	$146,250	$175,404
Add: Stock-based compensation	8,274	6,195	20,153	17,509
Add: Amortization of acquired intangible assets	6,386	6,015	15,886	18,247
Add: Acquisition-related expenses	—	—	1,977	798
Less: Tax impact on stock-based compensation	(2,150)	(1,489)	(5,206)	(4,506)
Less: Tax impact on amortization of acquired intangibles	(2,050)	(1,873)	(5,157)	(5,692)
Less: Tax impact on acquisition-related expenses	—	—	(53)	(229)

Adjusted net income	$57,113	$76,898	$173,850	$201,531

Adjusted diluted earnings per share	$0.26	$0.35	$0.77	$0.91